Exhibit 99.1

FOR IMMEDIATE RELEASE

WHEELER REAL ESTATE INVESTMENT TRUST, INC. COMPLETES

ITS TRANSITION TO AN INTERNALLY-MANAGED REIT THROUGH THE

ACQUISITION OF OPERATING COMPANIES

• Company expects minimal impact on operating expenses

• Transition expected to be complete on October 24, 2014

Virginia Beach, VA – October 23, 2014 – Wheeler Real Estate Investment Trust, Inc. (NASDAQ:WHLR) (“Wheeler” or the “Company”) announced today that the Company’s Board of Directors (“Board”) has approved the acquisition of the membership interests of Wheeler Interests, LLC “Wheeler Interests”), Wheeler Real Estate, LLC (“Wheeler Real Estate”) and WHLR Management, LLC (“Wheeler Management”). Wheeler Interests and Wheeler Management were wholly-owned by Wheeler’s Chairman and Chief Executive Officer, Jon S. Wheeler, and Wheeler Real Estate is wholly-owned by Wheeler Interests. The operating companies will be paid for through the issuance of $6.75 million in operating partnership units / UPREIT shares.

Wheeler will complete this transition without capital investment by the Company and expects the impact from the increase in operating costs to be fully offset by the savings recognized from these services being internalized. The Company expects the transition to be completed by October 24, 2014.

Concurrent with the transaction, all of the Company’s assets and properties will be completely managed internally and fully-integrated. Wheeler will have development, re-development, acquisition, leasing and property management services all in–house and under the same umbrella.

Jon S. Wheeler, Chairman and Chief Executive Officer, commented, “Since our IPO, we have always maintained the highest standard of corporate governance in managing our external operations. We have always stated our intention of becoming a self-managed REIT when the Company reached the appropriate size and scale. I am proud to say we have accomplished the task. This is a significant step forward in the Company’s development and one that will benefit Wheeler, as well as our shareholders, over the long-term.”

Wheeler Real Estate Investment Trust Inc.	Page 2
October 23, 2014

About Wheeler Real Estate Investment Trust Inc.

Headquartered in Virginia Beach, VA, Wheeler Real Estate Investment Trust, Inc. specializes in owning, acquiring, financing, developing, renovating, leasing and managing income producing assets, such as community centers, neighborhood centers, strip centers and free-standing retail properties. Wheeler’s portfolio contains strategically selected properties, primarily leased by nationally and regionally recognized retailers of consumer goods and located in the Northeast, Mid-Atlantic, Southeast and Southwest regions of the United States.

Additional information about Wheeler Real Estate Investment Trust, Inc. can be found at the Company’s corporate website: www.whlr.us.

Forward-looking Statement

Wheeler Real Estate Investment Trust, Inc. (the “Company”) considers portions of the information in this press release relating to its business operation costs and savings to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. For this purpose, any statements contained herein that are not historical facts may be deemed to be forward-looking statements. Specifically, the Company’s statements regarding the impact from the increase in operating costs to be fully offset by the savings recognized by internalizing the services offered by the operating companies are forward-looking statements. Such statements are subject to certain risks and uncertainties. The Company’s forward-looking statements also contain assumptions that, if they never materialize or prove correct, could cause results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are not historical facts but are the intent, belief or current expectations of management based on its knowledge and understanding of the business and industry. As a result, investors are cautioned not to rely on these forward-looking statements. For additional factors that could cause the operations of the Company to differ materially from those indicated in the forward-looking statements, please refer to the Company’s filings with the U.S. Securities and Exchange Commission which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

Wheeler Real Estate Investment Trust Inc.	Page 3
October 23, 2014

CONTACT:	-OR-	INVESTOR RELATIONS:
Wheeler Real Estate Investment Trust Inc.		The Equity Group Inc.
Robin Hanisch		Terry Downs
Corporate Secretary		Associate
(757) 627-9088		(212)836-9615
robin@whlr.us		tdowns@equityny.com

Laura Nguyen		Adam Prior
Director of Marketing		Senior Vice-President
(757) 627-9088		(212)836-9606
lnguyen@whlr.us		aprior@equityny.com